v Third Quarter 2022 Earnings Chris Cartwright, President and CEO Todd Cello, CFO October 25, 2022 Exhibit 99.2

© 2022 TransUnion LLC All Rights Reserved | 2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause TransUnion’s actual results to differ materially from those described in the forward-looking statements include: macroeconomic effects including the impact of inflation, and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond TransUnion’s control; the effects of the COVID-19 pandemic, including the prevalence and severity of variants; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions; risks related to TransUnion’s indebtedness, including TransUnion’s ability to make timely payments of principal and interest and TransUnion’s ability to satisfy covenants in the agreements governing its indebtedness; our ability to maintain our liquidity; and other one-time events and other factors that can be found in TransUnion’s Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). TransUnion undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this presentation. Non-GAAP Financial Information This investor presentation includes certain non-GAAP measures that are more fully described in Exhibit 99.1, “Press release of TransUnion dated October 25, 2022, announcing results for the quarter ended September 30, 2022,” under the heading ‘Non-GAAP Financial Measures,’” furnished to the Securities and Exchange Commission (“SEC”) on October 25, 2022. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Reconciliations of these non- GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods included in this presentation are included in the Appendix at the back of this investor presentation.

© 2022 TransUnion LLC All Rights Reserved | 3 Market perspectives and financial highlights Acquisitions integration progress Third quarter 2022 financial results 1 2 3 Fourth quarter and full-year 2022 guidance4

© 2022 TransUnion LLC All Rights Reserved | 4 Market Perspectives U.S. consumers remain healthy with high employment and sound balance sheets. Inflation affecting below-prime consumers Emerging markets resilient with outsized growth in India, APAC and LatAm. Canada and U.K. growing despite economic headwinds similar to U.S. Headwinds increase globally – high inflation, rising interest rates, supply chain constraints, geopolitical risks. Businesses preparing for economic downturn

© 2022 TransUnion LLC All Rights Reserved | 5 Attractive growth in Financial Services, Insurance and Media Double-digit organic growth1 internationally, led by India, Asia Pacific, Latin America, Africa and Canada Acquisitions performing well with revenue outperformance, growing sales pipelines and cost synergies ahead-of-target 5% organic revenue growth excluding U.S. mortgage Adjusted EBITDA margin at high-end of range due to prudent cost management and strong acquisition synergies Third Quarter 2022 Highlights 1International growth rates are on a constant currency basis.

Bridge to Updated 2022 Revenue Guidance



+9.5% organic ex-mortgage
Q3
Q4 Update
$3,773M
($7M)
($4M) greater FX headwind; modestly lower organic growth; M&A outperformed
($12M)
($7M)
($33M)
Tempered assumptions in Q4 across Financial Services and Emerging Verticals
No Change
No Change
+7% organic ex-mortgage
$3,714M
Prior Revenue Guide (Midpoint)
Q3 Variance vs. Guide (Midpoint)
FX
Mortgage Impact
U.S. Markets ex-Mortgage
International
Consumer Interactive
Current Revenue Guide (Midpoint)

TransUnion

© 2022 TransUnion LLC All Rights Reserved | 6

© 2022 TransUnion LLC All Rights Reserved | 7 Neustar delivering on strategic and financial expectations Neustar ► Q3 2022: Mid-single digits revenue growth with good results across Marketing, Communications and Fraud. Adjusted EBITDA margins ~29% ► 2022E: Mid-single digits growth with EBITDA margins at ~26% Initiatives Progress 1. Drive revenue growth acceleration • Combined Neustar and TransUnion marketing solutions growing double-digits YTD • New sales bookings tracking to expectations • Cross-sell pipeline building, including early wins with Trusted Call Solutions • Strong customer feedback 2. Deliver cost savings program • Total annualized cost savings at $50M • Expected to close 7 data centers by YE (90% reduction in physical footprint) • 90% of Neustar products on new cloud provider 3. Integrate TU data into OneID • Core data sets to be migrated by YE, with OneID to be integrated into TU solutions in 2023 • TU demographic data, as well as 3rd party datasets, integrated in Q3 *Neustar was acquired in Q4 2021, so 2022 comparison is pro-forma in nature.

Strong performance from Sontiq and Argus

Sontiq

- Mid-teens growth in Q3
  - Expecting mid-teens growth for 2022E
- Adjusted EBITDA margin of ~31% in Q3
  - Expecting ~30% margins for 2022E, or ~40% excluding integration costs
- Ramping up recent large contract won as result of combined TU/Sontiq capabilities
- Good momentum in Insurance channel, including internationally

Argus

- +4% growth in Q3
  - Expecting low-single-digits growth for 2022E
- Adjusted EBITDA margin of ~19% for Q3
  - Expecting ~20% margins for 2022E or ~34% excluding integration costs
- Strong early reception from consortium and non-consortium members
- Actively marketing non-core businesses with significant interest to date

TransUnion

*Sontiq was acquired in Q4 2021 and Argus in Q2 2022, so 2022 comparison is pro-forma in nature.

© 2022 TransUnion LLC All Rights Reserved | 8

© 2022 TransUnion LLC All Rights Reserved | 9 For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Reported ($M) Y/Y Change Revenue $938 26% Constant Currency Revenue 29% Organic Constant Currency Revenue 1% Adjusted EBITDA $341 13% Constant Currency Adjusted EBITDA 15% Organic Constant Currency Adjusted EBITDA (4)% Adjusted Diluted EPS $0.93 2% ►Organic constant currency growth, excluding mortgage, of +5% ►Adjusted EBITDA margin of 36.3%; excluding acquisitions, organic Adjusted EBITDA margin of 38.6% Consolidated Q3 2022 Highlights

© 2022 TransUnion LLC All Rights Reserved | 10 Reported ($M) Reported Y/Y FX Impact Inorganic Impact Organic Constant Currency Revenue $621 38% — (40)% (2)% Financial Services 291 5% — (9)% (4)% Emerging Verticals 330 91% — (90)% 1% Adjusted EBITDA $218 18% — (27)% (9)% U.S. Markets Q3 2022 Highlights ►U.S. Markets organic growth (ex-mortgage) of +5% ►U.S. Financial Services organic growth (ex-mortgage) of +9% with good growth across Card & Banking, Consumer Lending and Auto ►Emerging Verticals led by double-digit growth in Media; mid-single-digit growth in Insurance Note: Rows may not foot due to rounding. For additional information, refer to the “Non-GAAP Financial Information” section on slide 2.

© 2022 TransUnion LLC All Rights Reserved | 11 Reported ($M) Reported Y/Y FX Impact Inorganic Impact Organic Constant Currency Revenue $147 9% — (18)% (9)% Adjusted EBITDA $73 5% — (11)% (6)% Consumer Interactive Q3 2022 Highlights ►Direct channel declined due to reduced demand for paid credit monitoring products ►Sontiq (reported in inorganic growth) grew mid-teens ►Organic Adjusted EBITDA margins of 53.3%, up 190bps YoY, driven by lower advertising investments Note: Rows may not foot due to rounding. For additional information, refer to the “Non-GAAP Financial Information” section on slide 2.

© 2022 TransUnion LLC All Rights Reserved | 12 Reported ($M) Reported Y/Y FX Impact Inorganic Impact Organic Constant Currency Revenue $189 6% 10% — 16% Canada 32 6% 4% — 10% Latin America 29 7% 6% — 13% U.K. 49 (11)% 15% — 4% Africa 16 3% 15% — 18% India 44 29% 10% — 39% Asia Pacific 20 20% 4% — 24% Adjusted EBITDA $84 8% 10% — 18% International Q3 2022 Highlights ►India growth driven by strength across consumer, commercial and direct-to- consumer ►U.K. organic growth, excluding one-time contracts such as with the U.K. government, +9% Note: Rows may not foot due to rounding. For additional information, refer to the “Non-GAAP Financial Information” section on slide 2.

© 2022 TransUnion LLC All Rights Reserved | 13 TransUnion Has Shown a Consistent Ability to De-Lever via Adjusted EBITDA Growth • Roughly $5.9 billion of debt and $596 million cash at quarter-end • Net leverage of ~3.9x in Q3 2022 • Expecting to reach ~3.8x net debt to Adjusted EBITDA by end of 2022 • Intend to use portion of cash to pre-pay debt in Q4 2021 and Q1 2022 pro-forma leverage include full year of Neustar and Sontiq. Q2, Q3 and FY 2022E pro-forma leverage also include full year of Argus. Net Debt / Adjusted EBITDA Ratio 4.8x 3.9x 3.4x 3.1x 4.2x 3.2x 2.8x 3.9x 3.5x 3.5x 4.0x 3.9x ~3.8x 2015 IPO 2015 2016 2017 2018 2019 2020 2021 PF 2021 PF Q1 2022 PF Q2 2022 PF Q3 2022 PF 2022E

Q4 2022 Guidance

Reported Revenue: $896M to $916M	+13% to +16%
Assumed M&A contribution:	~19pt. benefit
Assumed FX contribution:	~(3)pt. headwind
Organic Constant Currency Revenue:	-3% to flat
Assumed Mortgage impact:	~(4)pt. headwind
Organic CC Revenue ex. Mortgage:	+2% to +4%
Adjusted EBITDA: $318M to $333M	+13% to +18%
Assumed FX contribution:	~(4)pt. headwind
Adjusted EBITDA Margin	35.5% to 36.3%
Adjusted EBITDA Margin bps change:	-30bps to +50bps
Adjusted Diluted EPS: $0.80 to $0.86	-2% to +6%

- Revenue: Growth led by continued strength in International and U.S. Markets (ex-mortgage)
- Adjusted EBITDA: Margin comparability impacted by lower margin profile of acquisitions; expecting 150bps+ of organic margin expansion

Note: Rows may not foot due to rounding. For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

TransUnion
© 2022 TransUnion LLC All Rights Reserved
| 14

© 2022 TransUnion LLC All Rights Reserved | 15 Reported Revenue: $3.704B to $3.724B +25% to +26% Assumed M&A contribution: ~24pt. benefit Assumed FX contribution: ~(2)pt. headwind Organic Constant Currency Revenue: ~ +3% Assumed Mortgage impact: ~(4)pt. headwind Organic CC Revenue ex. Mortgage: ~ +7% Organic Growth Assumptions • U.S. Markets up low-single digits (up high-single digits excluding mortgage impact) – Financial Services down low-single digits (up low-double digit excluding mortgage impact) – Emerging Verticals up mid-single digits • International up mid-teens (constant-currency) • Consumer Interactive down high-single digits FY 2022 Revenue Guidance ►U.S. Mortgage: Expect revenue declines of (30)% to (35)% in 2022 based on inquiry declines of (40)% to (45)% ►U.S. mortgage revenue was ~7.5% of LTM revenue, expected to be <7% by year- end

© 2022 TransUnion LLC All Rights Reserved | 16 ►Adjusted EBITDA: Decreased due to lower revenue expectations, offset by cost management actions and acquisition synergies ►Adjusted EBITDA margins: Organic margin down ~25bps, with cost savings offsetting declines in high-margin mortgage business Adjusted EBITDA: $1.343B to $1.358B +16% to +17% Assumed FX contribution: ~(2)pt. headwind Adjusted EBITDA Margin 36.3% to 36.5% Adjusted EBITDA Margin bps change: -280bps to -260bps Adjusted Diluted EPS: $3.63 to $3.69 +6% to +7% Adjusted Tax Rate: ~22% Total D&A: ~$520M D&A ex. step-up from 2012 change in control and subsequent acquisitions: ~$210M Net Interest Expense: $225M+ CapEx: ~8% of revenue FY 2022 Adjusted EBITDA, Adjusted Diluted EPS and Other Guidance The adjusted tax rate guidance of ~22% reflects expected full year GAAP effective rate of ~25.8% less the elimination of discrete adjustments and other items totaling ~3.8%. For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation.

© 2022 TransUnion LLC All Rights Reserved | 17 Considerations for 2023 Assuming a soft macroeconomic environment, we expect to deliver solid organic growth, albeit likely below long-term targets • Mortgage: Inquiries expected to decline (<7% of total revenues) • Financial Services ex-Mortgage: Consumer remains healthy today, but conditions point to some moderation in customer acquisition activity • Emerging Verticals: Several verticals (Insurance, Tenant, Public Sector) negatively impacted by idiosyncratic factors that should normalize in 2023 • International: Expect another strong year • Consumer Interactive: Improving performance as we find equilibrium in direct channel and contract wins ramp in indirect channel • Strong pipeline building across Neustar, Sontiq, Argus We have margin tailwinds into 2023, including continued Neustar synergies  Emphasis for cash deployment will be debt pre-payment; expect net leverage <3.5x

© 2022 TransUnion LLC All Rights Reserved | 18 In a recessionary environment, we expect to continue delivering relative outperformance Diversified product and vertical portfolio to help offset credit-related pressures Expense discipline to manage expenditure as market conditions evolve Thought-leadership to support customers navigating challenging conditions with innovative solutions Disciplined execution to integrate acquisitions and complete enterprise transformation initiatives

© 2022 TransUnion LLC All Rights Reserved | 19 $6.00+ Adjusted Diluted EPS $5+ billion Revenue $2+ billion Adjusted EBITDA 2025 Targets

© 2022 TransUnion LLC All Rights Reserved | 20 Acquisitions integration on-track, with growing sales pipeline and ahead-of-plan cost savings Delivered healthy Q3 results with good growth from International and U.S. Financial Services, excluding mortgage, and strong margin performance Continue to expect a strong year, with ~7% organic growth excluding U.S. mortgage

© 2022 TransUnion LLC All Rights Reserved | 21 Q&A

© 2022 TransUnion LLC All Rights Reserved | 22 Appendices: Non-GAAP Reconciliations

Adjusted EBITDA and Adjusted EBITDA Margin

$ in millions	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:				
Net income attributable to TransUnion	$ 79.2	$ 114.2	$ 223.0	$ 369.7
Discontinued operations, net of tax	(2.4)	(21.5)	(2.3)	(45.6)
Income from continuing operations attributable to TransUnion	$ 76.8	$ 92.7	$ 220.7	$ 324.1
Net interest expense	60.2	24.9	160.4	74.7
Provision for income taxes	30.6	32.3	84.1	114.6
Depreciation and amortization	129.6	90.9	389.0	273.6
EBITDA	$ 297.1	$ 240.8	$ 854.1	$ 787.1
Adjustments to EBITDA:				
Stock-based compensation (1)	$ 19.9	$ 16.7	$ 60.8	$ 49.2
Mergers and acquisitions, divestitures and business optimization (2)	7.8	18.8	36.4	29.4
Accelerated technology investment (3)	12.1	12.6	32.2	29.7
Net other (4)	3.8	12.8	41.7	(20.9)
Total adjustments to EBITDA	$ 43.6	$ 60.9	$ 171.1	$ 87.4
Consolidated Adjusted EBITDA	$ 340.7	$ 301.7	$ 1,025.2	$ 874.5
Net income attributable to TransUnion margin	8.4 %	15.4 %	7.9 %	17.0 %
Consolidated Adjusted EBITDA margin	36.3 %	40.6 %	36.5 %	40.3 %

As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.

(1) Consisted of stock-based compensation, including amounts which are cash settled.

(2) Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

For the three months ended September 30, 2022, $8.7 million of Neustar integration costs; $3.4 million of acquisition expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; $(0.7) million reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.3) million adjustment to the fair value of a put option liability related to a minority investment.

For the nine months ended September 30, 2022, $25.5 million of Neustar integration costs; $21.4 million of acquisition expenses; $(6.0) million reimbursements for transition services related to divested businesses, net of separation expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; and a $(1.0) million adjustment to the fair value of a put option liability related to a minority investment.

For the three months ended September 30, 2021, $18.3 million of acquisition expenses; and $0.5 million of adjustments to contingent consideration expense from previous acquisitions.

For the nine months ended September 30, 2021, $20.4 million of acquisition expenses; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; and a ($0.5) million gain on the sale of a cost method investment.

(3) Represents expenses associated with our accelerated technology investment to migrate to the cloud.

(4) Net other consisted of the following adjustments:

For the three months ended September 30, 2022, a $3.8 million net loss from currency remeasurement of our foreign operations, loan fees and other.

For the nine months ended September 30, 2022, $28.4 million for certain legal and regulatory expenses; $6.5 million of deferred loan fees written off as a result of the prepayments on our debt; and a $6.8 million net loss from currency remeasurement of our foreign operations, loan fees and other.

For the three months ended September 30, 2021, $12.0 million for certain legal and regulatory expenses; and a $0.8 million net loss from currency remeasurement of our foreign operations, loan fees and other.

For the nine months ended September 30, 2021, a $(20.4) million net reduction in certain legal and regulatory expenses; and a ($0.5) net gain from currency remeasurement of our foreign operations, loan fees and other.

TransUnion

© 2022 TransUnion LLC All Rights Reserved | 23

Adjusted Net Income and Adjusted EPS

$ in millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
Reconciliation of net income attributable to TransUnion to Adjusted Net Income:				
Net income attributable to TransUnion	$ 79.2	$ 114.2	$ 223.0	$ 369.7
Discontinued operations, net of tax	(2.4)	(21.5)	(2.3)	(45.6)
Income from continuing operations attributable to TransUnion	$ 76.8	$ 92.7	$ 220.7	$ 324.1
Adjustments before income tax items:				
Stock-based compensation (1)	19.9	16.7	60.8	49.2
Mergers and acquisitions, divestitures and business optimization (2)	7.8	18.8	36.4	29.4
Accelerated technology investment (3)	12.1	12.6	32.2	29.7
Net other (4)	3.4	12.4	40.5	(22.0)
Amortization of certain intangible assets (5)	76.7	44.7	231.1	134.9
Total adjustments before income tax items	$ 119.9	$ 105.2	$ 401.0	$ 221.2
Change in provision for income taxes per schedule 4	$ (16.5)	$ (21.4)	$ (73.2)	$ (37.9)
Adjusted Net Income	$ 180.2	$ 176.5	$ 548.5	$ 507.4
Weighted-average shares outstanding:				
Basic	192.6	191.6	192.4	191.3
Diluted	193.2	193.1	193.1	192.9
Adjusted Earnings per Share:				
Basic	$ 0.94	$ 0.92	$ 2.85	$ 2.65
Diluted	$ 0.93	$ 0.91	$ 2.84	$ 2.63

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.

(1) Consisted of stock-based compensation, including amounts which are cash settled.

(2) Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

For the three months ended September 30, 2022, $8.7 million of Neustar integration costs; $3.4 million of acquisition expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; $(0.7) million reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.3) million adjustment to the fair value of a put option liability related to a minority investment.

For the nine months ended September 30, 2022, $25.5 million of Neustar integration costs; $21.4 million of acquisition expenses; $(6.0) million reimbursements for transition services related to divested businesses, net of separation expenses; a $(3.4) million gain related to a government tax reimbursement from a recent business acquisition; and a $(1.0) million adjustment to the fair value of a put option liability related to a minority investment.

For the three months ended September 30, 2021, $18.3 million of acquisition expenses; and $0.5 million of adjustments to contingent consideration expense from previous acquisitions.

For the nine months ended September 30, 2021, $20.4 million of acquisition expenses; $8.4 million of adjustments to contingent consideration expense from previous acquisitions; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; and a ($0.5) million gain on the sale of a cost method investment.

(3) Represents expenses associated with our accelerated technology investment to migrate to the cloud.

(4) Net other consisted of the following adjustments:

For the three months ended September 30, 2022, a $3.4 million net loss from currency remeasurement of our foreign operations and other.

For the nine months ended September 30, 2022, a $28.4 million net increase in certain legal and regulatory expenses; $6.5 million of deferred loan fees written off as a result of the prepayments on our debt; and a $5.6 million net loss from currency remeasurement of our foreign operations and other.

For the three months ended September 30, 2021, a $12.0 million net increase in certain legal and regulatory expenses and a $0.4 million net loss from currency remeasurement of our foreign operations and other.

For the nine months ended September 30, 2021, a $(20.4) million net reduction in certain legal and regulatory expenses; and a $(1.7) million net loss from currency remeasurement of our foreign operations and other.

(5)Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization of intangible assets established in business acquisitions after our 2012 change in control transaction.

TransUnion

© 2022 TransUnion LLC All Rights Reserved | 24

© 2022 TransUnion LLC All Rights Reserved | 25 Adjusted Diluted EPS Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Reconciliation of diluted earnings per share from net income attributable to TransUnion to Adjusted Diluted Earnings per Share: Net income attributable to TransUnion $ 0.41 $ 0.59 $ 1.15 $ 1.91 Discontinued operations, net of tax (0.01) (0.11) (0.01) (0.24) Income from continuing operations attributable to TransUnion $ 0.40 $ 0.48 $ 1.14 $ 1.68 Adjustments before income tax items: Stock-based compensation (1) 0.10 0.09 0.31 0.25 Mergers and acquisitions, divestitures and business optimization (2) 0.04 0.10 0.19 0.15 Accelerated technology investment (3) 0.06 0.07 0.17 0.15 Net other (4) 0.02 0.06 0.21 (0.11) Amortization of certain intangible assets (5) 0.40 0.23 1.20 0.70 Total adjustments before income tax items $ 0.62 $ 0.54 $ 2.08 $ 1.15 Change in provision for income taxes per schedule 4 $ (0.09) $ (0.11) $ (0.38) $ (0.20) Adjusted Diluted Earnings per Share $ 0.93 $ 0.91 $ 2.84 $ 2.63 Note: See footnote details on the previous slide.

Adjusted Effective Tax Rate

$ in millions	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
Income from continuing operations before income taxes	$ 110.8	$ 128.9	$ 316.1	$ 450.7
Total adjustments before income tax items from schedule 3	119.9	105.2	401.0	221.2
Noncontrolling interest portion of Adjusted Net Income adjustments	—	—	—	(2.0)
Adjusted income from continuing operations before income taxes	$ 230.8	$ 234.1	$ 717.0	$ 669.9
Provision for income taxes	(30.6)	(32.3)	(84.1)	(114.6)
Adjustments for income taxes:				
Tax effect of above adjustments (1)	(26.1)	(18.3)	(82.7)	(40.2)
Eliminate impact of excess tax benefits for share compensation	(0.6)	(1.0)	(5.6)	(8.6)
Other (2)	10.2	(2.1)	15.1	10.9
Total adjustments for income taxes	$ (16.5)	$ (21.4)	$ (73.2)	$ (37.9)
Adjusted provision for income taxes	$ (47.1)	$ (53.7)	$ (157.3)	$ (152.6)
Effective tax rate	27.6 %	25.0 %	26.6 %	25.4 %
Adjusted Effective Tax Rate	20.4 %	22.9 %	21.9 %	22.8 %

As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1)Tax rates used to calculate the tax expense impact are based on the nature of each item.

(2)For the three months ended September 30, 2022, $6.7 million of valuation allowances related to prior periods; $1.8 million of return to provision and audit adjustments related to prior periods; and $1.7 million of other adjustments.

For the nine months ended September 30, 2022, $7.3 million of valuation allowances related to prior periods; $2.8 million of return to provision and audit adjustments related to prior periods; $2.0 million of deferred tax rate adjustments; and $3.0 million of other adjustments.

For the three months ended September 30, 2021, $0.8 million of deferred tax rate adjustments; $(1.5) million of return to provision and audit adjustments related to prior periods; and $(1.4) million of other adjustments.

For the nine months ended September 30, 2021, $21.6 million on deferred tax rate adjustments; $(12.4) million of return to provision and audit adjustments related to prior periods; and $1.7 million of other adjustments.

TransUnion

© 2022 TransUnion LLC All Rights Reserved | 26

Adjusted EBITDA and Adjusted EPS Guidance

$ in millions, except per share data	Three Months Ended September 30, 2022		Twelve Months Ended December 31, 2022	
	Low	High	Low	High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:				
Net income attributable to TransUnion	$ 54	$ 65	$ 277	$ 288
Discontinued operations, net of tax	(3)	(3)	(5)	(5)
Income from continuing operations attributable to TransUnion	$ 51	$ 62	$ 271	$ 283
Interest, taxes, depreciation and amortization	210	214	844	847
EBITDA	$ 261	$ 276	$ 1,115	$ 1,130
Stock-based compensation, mergers, acquisitions, divestitures and business optimization-related expenses and other adjustments (1)	57	57	228	228
Adjusted EBITDA	$ 318	$ 333	$ 1,343	$ 1,358
Net income attributable to TransUnion margin	6.0 %	7.1 %	7.5 %	7.7 %
Adjusted EBITDA margin	35.5 %	36.3 %	36.3 %	36.5 %
Reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:				
Diluted earnings per share	$ 0.28	$ 0.34	$ 1.43	$ 1.49
Adjustments to diluted earnings per share (1)	0.52	0.52	2.21	2.21
Adjusted Diluted Earnings per Share	$ 0.80	$ 0.86	$ 3.63	$ 3.69

As a result of displaying amounts in millions, rounding differences may exist in the table above.

(1) These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.

TransUnion

© 2022 TransUnion LLC All Rights Reserved | 27